UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 26, 2006
Date of Report (Date of earliest event reported)

MORGAN CREEK ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52139	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Avenue, Suite 200, Henderson, Nevada	89052
(Address of principal executive offices)	(Zip Code)

(702) 566-1307
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Appointment of Principal Officers

Effective on September 26, 2006, the Board of Directors (the "Board") of Morgan Creek Energy Corp (the "Company") accepted the consent to act as director of the Company from William W. Bolles, the Company's current Chairman, President, Chief Executive Officer and Principal Executive Officer (the "Appointment").

As indicated in the Company's most recent Current Report on Form 8-K dated August 21, 2006, Mr. Bolles has as an extensive career history in starting, developing and then guiding companies through the senior financing stage, particularly in the energy sector. He is a skilled finance executive with significant experience in the oil and gas, real estate development, telecommunications, advertising and entertainment sectors.

As early as 1979, Mr. Bolles began working with major independent companies at the senior management and director level, including Petro-Tex Oil and Gas Company (later sold to Mobile Oil USA), Carothane Corporation, which funded the first-ever independent exploration of Coal-bed methane reservoirs in the Black Warrior Basin of Alabama, along with North American Energy Resources, Inc., and most recently Warwick Advisors Corporation of Houston, Texas. As senior counselor with Warwick Advisors, he advises companies on their business plans and participated in the capital structuring and fund raising processes used for fields in the Paradox Basin-Colorado, Pinedale Anticline-Wyoming, Tuscaloosa Marine Shale-Louisiana, Uinta Basin-Colorado and Bossier Sand-Texas. In 2006 he organized PetroTex Oil & Gas Co. LLC to acquire and develop leases in the Ouachita Overthrust Belt in central Texas, which could be the most significant oil and gas play left in the USA today.

Mr. Bolles has a long history of corporate finance with a creative approach to development. Among his notable achievements are starting the glossy magazine "Notorious"; establishing an independent motion picture company and serving as its associate producer; managing the Investment Banking firm Wolff Investment Group, Inc. in New York and establishing a private equity fund, the Bolles Group, LLC., in Palm Beach, Florida where he now resides. Mr. Bolles is not a director or officer of any other U.S. reporting company.

As a consequence of the Board's acceptance of the Appointment, the Board is now comprised of each of Messrs. Bolles, Thomas A. Markham II, Marcus M. Johnson, Steve Jewett, D. Bruce Horton and Blake Box.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MORGAN CREEK ENERGY CORP.
DATE: September 27, 2006.	By: "William W. Bolles" ___________________________________ William W. Bolles Chairman, President, Chief Executive Officer, Principal Executive Officer and a director

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